EXHIBIT 5.2

                                                                  March 27, 2000


Legg Mason, Inc.
100 Light Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

                  You have requested me, as General Counsel of Legg Mason, Inc. (the "Company"), to render my opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of the combined Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement No. 333-00151 (collectively, the Registration Statement") relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 429 contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the Company's: (i) debt securities ("Debt Securities"), and (ii) debt securities convertible or exchangeable into shares of Common Stock, par value $.10 per share ("Common Stock"), of the Company ("Convertible Debt Securities"). The aggregate gross proceeds from the offer, sale and distribution of the Debt Securities and Convertible Debt Securities under the Registration Statement will not exceed $500 million. The Debt Securities and the Convertible Debt Securities are collectively referred to as the "Securities".

                  The Securities will be issued in one or more series and may be either senior debt securities (including senior debt securities convertible or exchangeable into shares of Common Stock) ("Senior Securities") issued pursuant to an Indenture dated as of February 9, 1996 (the "Senior Indenture") between the Company and The Bank of New York, as trustee (the "Senior Trustee"), or subordinated debt securities (including subordinated debt securities convertible or exchangeable into shares of Common Stock) ("Subordinated Securities") issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as trustee (the "Subordinated Trustee").

                  I am familiar with the Company's articles of incorporation and by-laws, as amended to date, and have examined the originals, or copies certified or otherwise identified to my satisfaction, of corporate records of the Company, statutes and other instruments and documents as the basis for the opinions expressed herein. I am, or someone under my supervision is, familiar with the forms of Indentures and the Securities.

                  Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:


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                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland.

                  2. The Senior Indenture has been duly authorized, executed and delivered by the Company.

                  3. The Subordinated Indenture and the Securities, when executed by a duly authorized officer of the Company, will have been duly authorized by the Company.

                  4. The Common Stock issuable pursuant to the conversion or exchange of Convertible Debt Securities, when duly authorized by the stockholders of the Company and issued upon conversion or exchange in accordance with the terms of Convertible Debt Securities, will be validly issued, fully paid and nonaccessable.

                  I am admitted to practice in the State of Maryland. The opinions set forth herein are limited to matters of the General Corporation Law of the State of Maryland. I am furnishing this opinion solely for your benefit and, as to certain matters of Maryland law, for the benefit of your counsel, Shearman & Sterling and of counsel for the underwriters in one or more offerings under the Registration Statement. It may not be relied upon by any other person without my express written consent.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                                  Very truly yours,

                                                  /s/ Robert F. Price
                                                  ------------------------------
                                                  Robert F. Price
                                                  General Counsel